UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2004

CARROLS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-25629	16-0958146
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

968 James Street Syracuse, New York	13203
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code:

(315) 424-0513

N/A

(Former name or former address, if changed since last report)

ITEM 5.	OTHER EVENTS AND REQUIRED FD DISCLOSURE

On April 14, 2004, Carrols Corporation (the “Company”) announced via press release that the Company will restate its financial statements for the years ended December 31, 1991 through 2002 and for the first nine months of 2003, as a result of a review of its accounting treatment with respect to certain sale/leaseback transactions entered into during these periods. The Company also announced it will reflect the restatement in its Annual Report on Form 10-K for the year ended December 31, 2003 and that the filing of such Form 10-K will be delayed pending the finalization of Carrols’ financial statements for 2003 as well as the prior restated periods. In addition, the Company announced that as a result of the recharacterization for accounting purposes of the sale/leaseback transactions as financing transactions rather than as sale/leaseback transactions, the Company will be in technical default of certain of its financial and other covenants under its senior secured credit facility. The Company has initiated discussions with its senior secured lenders and is confident that it will be able to favorably resolve this issue. A copy of the Company’s press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)	Exhibits

99	Press Release dated April 14, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLS CORPORATION

Date: April 16, 2004	By: /S/ ALAN VITULI

(Signature)
Alan Vituli
Chairman of the Board and Chief Executive Officer

Date: April 16, 2004	By: /S/ PAUL R. FLANDERS

(Signature)
Paul R. Flanders
Vice President – Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99	Press release, dated April 14, 2004.